Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

MEI PHARMA, INC.

WITH AND INTO

MARSHALL EDWARDS, INC.

June 28, 2012

Pursuant to Section 253 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Marshall Edwards, Inc., a Delaware corporation (the “Parent”), does hereby certify as follows:

FIRST:	The Parent was incorporated on December 1, 2000, under and pursuant to the DGCL.

SECOND:	The Parent owns all of the outstanding shares of each class of capital stock of MEI Pharma, Inc., a corporation incorporated on June 26, 2012 under and pursuant to the DGCL (the “Subsidiary”).

THIRD:	The resolutions set forth in Exhibit A hereto were duly adopted by the board of directors of the Parent by action taken by unanimous written consent on June 20, 2012, to merge the Subsidiary with and into the Parent (the “Merger”) and to effect a change of the Parent’s name to MEI Pharma, Inc. in connection with the Merger.

FOURTH:	The Parent shall be the surviving corporation of the Merger.

FIFTH:	The name of the Parent shall be amended upon the effectiveness of the Merger to be “MEI Pharma, Inc.”

SIXTH:	The effective time of the Merger (the “Effective Time”) shall be 8:00 a.m. (Eastern time) on July 2, 2012.

SEVENTH:	The Restated Certificate of Incorporation of the Parent as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the surviving corporation, except that Article I shall be amended to read in its entirety as follows:

“FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is MEI Pharma, Inc.”

IN WITNESS WHEREOF, the Parent has caused this Certificate of Ownership and Merger to be signed as of the date first above written by a duly authorized officer.

MARSHALL EDWARDS, INC.

By: /s/ Daniel P. Gold
Name: Daniel P. Gold
Title: President

Exhibit A

UNANIMOUS WRITTEN CONSENT IN LIEU OF A MEETING

OF THE BOARD OF DIRECTORS

OF MARSHALL EDWARDS, INC.

June 20, 2012

The undersigned, being all of the members of the Board of Directors (the “Board”) of Marshall Edwards, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 141(f) of the Delaware General Corporation Law, authorizing actions to be taken by the Board by written consent in lieu of a meeting, hereby adopt, by unanimous written consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board and direct that this Written Consent be filed with the minutes of the proceedings of the Board.

WHEREAS, it is advisable and in the best interests of the Company to change the Company’s name from “Marshall Edwards, Inc.” to “MEI Pharma, Inc.” (the “Name Change”), and to effect the Name Change pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, solely to facilitate the Name Change, the Company desires to incorporate in the State of Delaware a wholly-owned subsidiary, MEI Pharma, Inc. (“Merger Sub”), to merge with and into the Company (the “Merger”) pursuant to the provisions of Section 253 of the DGCL so that the Company will be the surviving Company following the Merger; and

WHEREAS, in connection with the Name Change, the Company desires to change the Company’s trading symbol on the NASDAQ Capital Market from “MSHL” to “MEIP” (the “Trading Symbol Change”).

NOW, THEREFORE, BE IT:

Corporate Name Change; Merger

RESOLVED, that the Name Change and the Trading Symbol Change are authorized and approved;

RESOLVED FURTHER, that the Company shall cause Merger Sub to be formed under the DGCL for the purpose of effecting the Name Change;

RESOLVED, that the officers of the Company are hereby authorized, in accordance with Section 253 of the DGCL, to execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger (“Certificate of Ownership and Merger”), in substantially the form attached hereto as Exhibit A, effecting the merger of Merger Sub with and into the Company, with the Company being the surviving Company in the Merger (the “Surviving Company”); and it is further

RESOLVED, that, at any time prior to the Effective Time (as defined below), the Merger may be amended, modified, terminated or abandoned by action of the Board; and it is further

RESOLVED, that the Merger shall be effective upon the effective date set forth in the Certificate of Ownership and Merger (the “Effective Time”) and shall have the effects set forth in Section 259 of the DGCL; and it is further

RESOLVED, that, pursuant to and at the Effective Time of the Merger, the name of the Surviving Company shall be changed to “MEI Pharma, Inc.” (the “Name Change”); and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Merger Sub shall be cancelled and no consideration shall be issued in respect thereof; and it is further

NASDAQ; Transfer Agent

RESOLVED, that, as soon as practicable after the Effective Time, the Company’s trading symbol on the Nasdaq Capital Market shall be changed from “MSHL” to “MEIP”; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared, executed or filed, a notification of change in company record and a new listing agreement, and such other documents, and to take such steps, as may be necessary or desirable, with the NASDAQ Capital Market, the Depository Trust Company, and the Company’s transfer agent to give effect to the Name Change; and it is further

Amendment of Employee Benefits Plans

RESOLVED, that, effective as of the Effective Time, each of the Company’s benefits plans and programs are hereby amended to replace each reference to “Marshall Edwards, Inc.” with “MEI Pharma, Inc.” to reflect the change in the Company’s name, including but not limited to the following plans:

1)	Marshall Edwards, Inc. Amended and Restated 2008 Stock Omnibus Equity Compensation Plan

2)	Marshall Edwards, Inc. Retirement Trust

; and it is further

Corporate Governance

RESOLVED, that, at the Effective Time, Article I of the Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

“FIRST: The name of the Corporation is MEI Pharma, Inc.”

; and it is further

RESOLVED, that, effective immediately following the Effective Time, the Amended and Restated By-laws of the Company shall be amended by deleting the name “Marshall Edwards, Inc.” from the heading thereof and substituting therefor the name “MEI Pharma, Inc.”; and it is further

RESOLVED, that in connection with the incorporation of Merger Sub or the changing the Company’s name, the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and file in the office of the Secretary of State of the State of Delaware, or cause to be so prepared, executed or filed, such additional certificates, instruments or other documents as may, in such officer’s judgment, be required or advisable; and it is further

RESOLVED, that, after the Effective Time, the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare, execute and file, or cause to be prepared, executed and filed, and to otherwise take such steps as may be required or desirable to change the name in which the Company is qualified to do business in such jurisdictions as it is so qualified to reflect the change in the Company’s name; and it is further

General

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, in the name, and on behalf, of the Company, to execute, file and deliver or cause to be executed, filed and delivered any and all other agreements, amendments, certificates, reports, applications, notices, letters or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, upon the advice of counsel, may be necessary, appropriate or desirable in order to enable the Company to fully and promptly carry out the purposes and intent of the foregoing resolutions, and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document executed and delivered by them or any of them in connection with any such action will be conclusive evidence of such authority to take, execute and deliver the same; and it is further

RESOLVED, that all acts and deeds of, or at the direction of, any officer on behalf of the Company taken prior to the date hereof to carry out the intent and accomplish the purposes of the foregoing resolutions and that would have been authorized by the foregoing resolutions but for the fact that such acts were taken prior to the date hereof are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Company.